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                                                        EXHIBIT 99.12

                                   AGREEMENT

        In consideration of the payment of $4,000 per month, F. Daniel Ryan agrees that for a period of two years after the "Effective Time," as defined in the Agreement and Plan of Merger providing for the merger of Jenco Acquisition, Inc. with and into Clinton Gas Systems, Inc., he will not, unless prior written approval of Enron Capital & Trade Resources is obtained, directly or indirectly, for himself or for others, transact any business relating to the energy industry, including, but not limited to, natural gas and power, with, or in any manner pertaining to, any commercial and industrial end user customers of Clinton Gas Marketing, Inc. ("CGM"). For purposes of this agreement, commercial and industrial end user customers of CGM shall mean any commercial and industrial end user customers of CGM with whom CGM transacted business within one year of the Effective Time.


                                           ENRON CAPITAL & TRADE RESOURCES


/s/ F. Daniel Ryan                         By: /s/ William David Duran
- -------------------------------------      -------------------------------------
F. Daniel Ryan                             William David Duran, Vice President